UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2007

SOURCE INTERLINK COMPANIES, INC.

(Exact name of registrant as specified in this charter)

Delaware	001-13437	20-2428299
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27500 Riverview Center Blvd., Suite 400, Bonita Springs, FL 34134

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, including area code:  (239) 949-4450

Not applicable

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement

On May 13, 2007, Source Interlink Companies, Inc. (“Source”), Consumer Source, Inc. (“Consumer”) and Primedia, Inc. (“Primedia”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) governing the purchase by Source of all of the issued and outstanding capital stock of Primedia Enthusiast Media, Inc. (“PEM”).

PEM is one of the largest providers of print and digital content to the enthusiast community in the United States.  PEM’s business is comprised of 76 publications, 90 websites and over 65 events.  In addition, its portfolio of strong brands has afforded PEM several different licensing opportunities for consumer goods products, television and radio shows.  PEM’s print titles include Motor Trend, Automobile, Hot Rod, Lowrider, Power & Motoryacht, Surfer, Surfing, Snowboarder, Soap Opera Digest and Soap Opera Weekly.  Its web properties include automotive.com, equine.com and motortrend.com.

Since early 2005, Source has completed several acquisitions designed to create an efficient national magazine distribution platform.  Source’s strategy is to continue leveraging this platform to become a fully integrated media and content company.  The acquisition of PEM represents a significant milestone in that strategy.  Source believes that PEM’s advanced digital platform will also benefit Source going forward and provide additional areas of growth.

PEM has an arrangement with a national magazine distributor to provide certain marketing services for its titles, while Source provides the physical distribution of PEM’s titles to approximately 24,000 retail locations.  With the acquisition of PEM, Source believes there are additional distribution efficiencies related to the PEM titles.  Source also believes there are opportunities for other operating efficiencies and acquisition related costs savings as described below.

Concurrently, and in connection with entering into the Purchase Agreement, The Yucaipa Companies, LLC (“Yucaipa”) delivered to Source an equity commitment letter (the “Commitment Letter”).  Source’s largest shareholder, AEC Associates, LLC (“AEC Associates”), entered into a lockup agreement (the “Lockup Agreement”) with Source whereby AEC Associates agrees not to transfer any of Source’s common stock until the earlier of the closing of the transaction or the termination of the Purchase Agreement.  Yucaipa is affiliated with AEC Associates, which holds approximately 34% of Source's outstanding stock.

Purchase Agreement

Under the terms of the Purchase Agreement, Source would acquire 100% of the outstanding capital stock of PEM from Consumer for $ 1,177.9 million in cash, subject to adjustment for changes in working capital.  The parties anticipate the closing of the transaction contemplated by the Purchase Agreement (the “Transaction”) will occur in mid-summer 2007.

Source and Consumer have made customary representations, warranties and covenants in the Purchase Agreement.  Source and Consumer have agreed to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended.

Consummation of the Transaction is subject to various conditions, including, among other things, the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

A copy of the Purchase Agreement is included herein as Exhibit 2.6 and is incorporated herein by reference.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

Commitment Letter

The Commitment Letter contemplates Yucaipa making an additional investment in Source’s securities of up to $100 million under certain circumstances. The terms of the securities to be purchased will be established by a committee of independent directors. The obligations of Source and Yucaipa under the Commitment Letter terminate at the closing of the Transaction or the termination of the Purchase Agreement, whichever occurs first. Primedia and Consumer are third party beneficiaries of the Commitment Letter.

A copy of the Commitment Letter is included herein as Exhibit 10.68 and is incorporated herein by reference.  The foregoing description of the Commitment Letter, is qualified in its entirety by reference to the full text of the Commitment Letter.

Lock Up Agreement

Under the terms of the Lockup Agreement, AEC Associates has agreed not to transfer any shares of Source’s common stock that it beneficially owns until the closing of the Transaction or the termination of the Purchase Agreement, whichever occurs first.  PRIMEDIA and Consumer are third party beneficiaries of the Lockup Agreement.

A copy of the Lockup Agreement is included herein as Exhibit 4.6 and is incorporated herein by reference.  The foregoing description of the Lockup Agreement, is qualified in its entirety by reference to the full text of the Lockup Agreement.

Letter of Intent

In connection with the Commitment Letter described above, Yucaipa and Source entered into a letter of intent on May 14, 2007 (the “Letter of Intent”), which describes the terms on which Yucaipa proposes to fund the equity commitment.  It is a condition to the funding of such equity commitment that the terms of the funding be approved by a committee of independent directors of Source.

A copy of the Letter of Intent included herein as Exhibit 10.69 and is incorporated herein by reference.  The foregoing description of the Letter of Intent is qualified in its entirety by reference to the full text of the Letter of Intent.

Item 7.01 — Regulation FD Disclosure

On May 14, 2007, Source issued a press release (the “Press Release”) announcing the execution of the Purchase Agreement described in Item 1.01 above.  Also, on May 14, 2007, the Registrant held an investor conference call.  The Press Release and transcript of the investor conference call are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

During discussions regarding the Transaction described in Item 1.01 above, Source intends to disclose to investors and securities analysts the following information concerning the expected results of PEM’s operations for the 12 months ending December 31, 2007 (in millions):

Anticipated operating income (on a GAAP basis)	$88.4
Adjustments:
Depreciation	12.0
Amortization of intangible assets	7.0
Non-cash deferred purchase price accrual	2.3
Annualized impact of expected acquisition related cost savings	18.0
Expected Adjusted EBITDA (including acquisition related cost savings)	$127.7

The Expected Adjusted EBITDA amount set forth above is dependent, in part, on anticipated cost savings achieved in connection with the PEM acquisition and represents those savings on an annualized basis.  They include reductions in administrative and corporate expenses, and distribution and operational efficiencies.  Source expects to achieve annualized total cost savings of approximately $22 million by the end of the third year after the Transaction closes. Source expects the transaction to be accretive to adjusted earnings per share, exclusive of one time costs.

EBITDA should be viewed as a supplement to — not a substitute for — anticipated  results of operations presented on the basis of accounting principles generally accepted in the United States.  We believe that EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to evaluate our performance without regard to items such as special items and amortization expense, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.  Our management uses EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and in communications with the board of directors, stockholders, analysts and investors concerning our financial performance.

This forgoing information constitutes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect Source’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements.  Factors that could cause actual results to differ include: (i) levels of advertising spending on print media; (ii) the challenges and costs of closing, integration and restructuring; (iii) continuing retail demand for physical copies of magazines; (iv) adverse changes in general economic or market conditions; and (v) intense competition in the marketplace.

Pursuant to General Instruction B.2 of Form 8-K, the information furnished in this Item and in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 — Financial Statements and Exhibits

(d)           Exhibits

2.6                                 Stock Purchase Agreement dated May 13, 2007 between Consumer Source, Inc., PRIMEDIA, Inc. and Source Interlink Companies, Inc.

4.6                                 Lock Up Agreement dated May 13, 2007 between AEC Associates, LLC and Source Interlink Companies, Inc.

10.68                     Letter dated May 13, 2007 from The Yucaipa Companies, LLC addressed to Source Interlink Companies, Inc.

10.69                     Letter of Intent dated May 14, 2007 between The Yucaipa Companies, LLC and Source Interlink Companies, Inc.

99.1         May 14, 2007 Press Release of Source Interlink Companies, Inc.

99.2         Transcript of Conference Call held May 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2007	SOURCE INTERLINK COMPANIES, INC.

	By:	/s/ Marc Fierman
Marc Fierman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

2.6                                 Stock Purchase Agreement dated May 13, 2007 between Consumer Source, Inc., PRIMEDIA, Inc. and Source Interlink Companies, Inc.

4.6                                 Lock Up Agreement dated May 13, 2007 between AEC Associates, LLC and Source Interlink Companies, Inc.

10.68                     Letter dated May 13, 2007 from The Yucaipa Companies, LLC addressed to Source Interlink Companies, Inc.

10.69                     Letter of Intent dated May 14, 2007 between The Yucaipa Companies, LLC and Source Interlink Companies, Inc.

99.1         May 14, 2007 Press Release of Source Interlink Companies, Inc.

99.2         Transcript of Conference Call held May 14, 2007